Exhibit 11 under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" in Post-Effective Amendment Number 23 to the Registration Statement (Form N-1A No. 33-44590) and the related Prospectus and to the incorporation therein of our reports dated January 23, 1998 with respect to the financial statements included in the Annual Reports of The Wachovia Funds (Wachovia Money Market Fund, Wachovia Tax-Free Money Market Fund, Wachovia U.S. Treasury Money Market Fund, Wachovia Prime Cash Management Fund, Wachovia Balanced Fund, Wachovia Equity Fund, Wachovia Equity Index Fund, Wachovia Quantitative Equity Fund, Wachovia Fixed Income Fund, Wachovia Short-Term Fixed Income Fund, Wachovia Special Values Fund and Wachovia Emerging Markets Fund).



By: ERNST & YOUNG LLP
    Ernst & Young LLP
    Pittsburgh, Pennsylvania
    March 11, 1998